POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Janey Ahn, Benjamin Archibald, Ariana Cooper, Greg Daddario, Eugene Drozdetski, Noah Gellner, Brian Kindelan, Tricia Meyer and Howard Surloff of BlackRock, Inc., and Kenneth Burdon, George Ching, Tom DeCapo and Eric Requenez of Skadden, Arps, Slate, Meagher & Flom LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code ("CCC") from the Securities and Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Skadden, Arps, Slate, Meagher & Flom LLP or BlackRock, Inc. or its affiliates (as the case may be).

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 20th day of November 2012.

By: /s/ Derek Schoenhofen

Print: Derek Schoenhofen

Annex A

1	BlackRock Alternatives Allocation FB Portfolio LLC	FF-AP-FB
2	BlackRock Alternatives Allocation FB TEI Portfolio LLC	FF-AP-FTE
3	BlackRock Alternatives Allocation Master Portfolio LLC	B-APP-AGG
4	BlackRock Alternatives Allocation Portfolio LLC	FF-AP
5	BlackRock Alternatives Allocation TEI Portfolio LLC	FF-AP-TEI
6	BlackRock Build America Bond Trust	BBN
7	BlackRock California Municipal 2018 Term Trust	BJZ
8	BlackRock California Municipal Income Trust	BFZ
9	BlackRock Core Bond Trust	BHK
10	BlackRock Corporate High Yield Fund III, Inc.	CYE
11	BlackRock Corporate High Yield Fund V, Inc.	HYV
12	BlackRock Corporate High Yield Fund VI, Inc.	HYT
13	BlackRock Corporate High Yield Fund, Inc.	COY
14	BlackRock Credit Allocation Income Trust IV	BTZ
15	BlackRock Debt Strategies Fund, Inc.	DSU
16	BlackRock Defined Opportunity Credit Trust	BHL
17	BlackRock EcoSolutions Investment Trust	BQR_AG
18	BlackRock Energy and Resources Trust	BGR
19	BlackRock Enhanced Capital and Income Fund, Inc.	CII-AG
20	BlackRock Enhanced Equity Dividend Trust	BDJ
21	BlackRock Enhanced Government Fund, Inc.	EGF
22	BlackRock Fixed Income Value Opportunities	FIVO
23	BlackRock Floating Rate Income Strategies Fund, Inc.	FRA
24	BlackRock Floating Rate Income Trust	BGT2
25	BlackRock Florida Municipal 2020 Term Trust	BFO
26	BlackRock Global Opportunities Equity Trust	BGO
27	BlackRock Health Sciences Trust	BME
28	BlackRock High Income Shares	HIS
29	BlackRock High Yield Trust	BHY
30	BlackRock Income Opportunity Trust, Inc.	BNA
31	BlackRock Income Trust, Inc.	BKT
32	BlackRock International Growth and Income Trust	BGY
33	BlackRock Investment Quality Municipal Trust, Inc.	BKN
34	BlackRock Limited Duration Income Trust	BLW
35	BlackRock Long-Term Municipal Advantage Trust	BTA
36	BlackRock Maryland Municipal Bond Trust	BZM

37	BlackRock Multi-Sector Income Trust	BIT
38	BlackRock Muni Intermediate Duration Fund, Inc.	MUI
39	BlackRock Muni New York Intermediate Duration Fund, Inc.	MNE
40	BlackRock MuniAssets Fund, Inc.	MUA
41	BlackRock Municipal 2018 Term Trust	BPK
42	BlackRock Municipal 2020 Term Trust	BKK
43	BlackRock Municipal Bond Investment Trust	BIE
44	BlackRock Municipal Bond Trust	BBK
45	BlackRock Municipal Income Investment Quality Trust	BAF
46	BlackRock Municipal Income Investment Trust	BBF
47	BlackRock Municipal Income Quality Trust	BYM
48	BlackRock Municipal Income Trust	BFK
49	BlackRock Municipal Income Trust II	BLE
50	BlackRock Municipal Target Term Trust	BTT2
51	BlackRock MuniEnhanced Fund, Inc.	MEN
52	BlackRock MuniHoldings California Quality Fund, Inc.	MUC
53	BlackRock MuniHoldings Fund II, Inc.	MUH
54	BlackRock MuniHoldings Fund, Inc.	MHD
55	BlackRock MuniHoldings Investment Quality Fund	MFL
56	BlackRock MuniHoldings New Jersey Quality Fund, Inc.	MUJ
57	BlackRock MuniHoldings New York Quality Fund, Inc.	MHN
58	BlackRock MuniHoldings Quality Fund II, Inc.	MUE
59	BlackRock MuniHoldings Quality Fund, Inc.	MUS
60	BlackRock MuniVest Fund II, Inc.	MVT
61	BlackRock MuniVest Fund, Inc.	MVF
62	BlackRock MuniYield Arizona Fund, Inc.	MZA
63	BlackRock MuniYield California Fund, Inc.	MYC
64	BlackRock Muni Yield California Quality Fund, Inc.	MCA2
65	BlackRock MuniYield Fund, Inc.	MYD
66	BlackRock MuniYield Investment Fund	MYF
67	BlackRock Muni Yield Investment Quality Fund	MFT
68	BlackRock MuniYield Michigan Quality Fund II, Inc.	MYM
69	BlackRock MuniYield Michigan Quality Fund, Inc.	MIY
70	BlackRock MuniYield New Jersey Fund, Inc.	MYJ
71	BlackRock MuniYield New Jersey Quality Fund, Inc.	MJI
72	BlackRock MuniYield New York Quality Fund, Inc.	MYN
73	BlackRock MuniYield Pennsylvania Quality Fund	MPA

74	BlackRock MuniYield Quality Fund II, Inc.	MQT
75	BlackRock MuniYield Quality Fund III, Inc.	MYI
76	BlackRock MuniYield Quality Fund, Inc.	MQY
77	BlackRock New Jersey Municipal Bond Trust	BLJ
78	BlackRock New Jersey Municipal Income Trust	BNJ
79	BlackRock New York Municipal 2018 Term Trust	BLH
80	BlackRock New York Municipal Bond Trust	BQH
81	BlackRock New York Municipal Income Quality Trust	BSE
82	BlackRock New York Municipal Income Trust	BNY
83	BlackRock New York Municipal Income Trust II	BFY
84	BlackRock Preferred Partners LLC	M-BPP
85	BlackRock Real Asset Equity Trust	BCF_CEF
86	BlackRock Resources & Commodities Strategy Trust	BCX-AGG
87	BlackRock S&P Quality Rankings Global Equity Managed Trust	BQY
88	BlackRock Senior High Income Fund, Inc.	ARK
89	BlackRock Strategic Bond Trust	BHD
90	BlackRock Utility and Infrastructure Trust	BUI-AGG
91	BlackRock Virginia Municipal Bond Trust	BHV
92	The BlackRock Pennsylvania Strategic Municipal Trust	BPS
93	The BlackRock Strategic Municipal Trust	BSD
94	The Massachusetts Health & Education Tax-Exempt Trust	MHE

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